Exhibit 99

[Wendy’s International, Inc. Logo]

Wendy’s Launches National Search for New CMO

Marketing Will Continue to Focus on Accelerating Sales and Better Connecting With Consumers

Dublin, Ohio (December 10, 2007) – Wendy’s International, Inc. (NYSE: WEN) announced today that it is conducting an aggressive national search for a new Chief Marketing Officer to replace Ian Rowden, who is resigning as CMO to return to his native Australia for personal reasons.

Over the past six months, Wendy’s has accelerated its focus on improving brand recognition, particularly among younger consumers, with its “That’s Right” campaign featuring its iconic red wig.

Moving forward, the Company intends to capitalize on the momentum generated from the campaign to accelerate same-store sales and further improve profits at every restaurant in the Wendy’s system.

“Ian was instrumental in re-awakening the Wendy’s brand and driving innovation, and he has agreed to work with me to help transition marketing as we search for our next CMO,” said Chief Executive Officer and President Kerrii Anderson. “We wish Ian and his family well in the future.”

Wendy’s Will Accelerate Next Phase of Branding and Marketing

“We will take the success of our ‘That’s Right’ campaign and expand it to include more back-to-basics messages that are at the heart of Wendy’s positioning – quality, fresh food, innovation and a great consumer experience,” said Anderson. “We will evolve our marketing efforts to drive sales and resonate more powerfully with our customers, franchisees and employees.”

Wendy’s will continue to work with Saatchi and Saatchi and kirshenbaum bond to develop the evolution of its marketing campaign. The campaign will continue to be an important element of the Company’s strategy to revitalize the Wendy’s brand and build sales and profit momentum.

“There is a great deal of work ahead of us,” said Anderson. “We’ve delivered six consecutive quarters of positive same-store sales and significant profit improvement at the restaurant and corporate level. That said, our store economics are still not where they need to be. We have more opportunity to drive sales, innovate with our superior quality positioning and further improve restaurant operations. Our strategic plan, which we launched a year ago, put a strong foundation in place. Phase 2 of our strategic plan, launched this fall, is laser-focused on Doing What’s Right for Our Customers. This will be clearly articulated in every aspect of our marketing.”

Kershisnik and Holtcamp to Lead Wendy’s Marketing on Interim Basis

Paul Kershisnik, senior vice president of marketing strategy and innovation, and Bob Holtcamp, vice president of brand management, will lead Wendy’s marketing on an interim basis and report directly to Anderson.

Kershisnik is responsible for research and development, strategic insights and innovation.  His 21-year career includes positions with some of the world’s best-known consumer brands, including Pizza Hut/PepsiCo, General Mills and Sprint. Most recently, he served as Vice President of New Product Innovations and Research & Development for Mrs. Fields Famous Brands in Salt Lake City. Kershisnik holds an M.B.A. from Brigham Young University and a B.S. from the University of Utah.

Holtcamp will continue to manage Wendy’s brand group, our new product-driven menu strategy and the consumer-driven restaurant experience. He will also continue to manage the creative and messaging strategy with our advertising agencies, and he will oversee field marketing. Before joining Wendy’s, Holtcamp worked for Aurora Foods’ Van de Kamp seafood brand, Mrs. Paul’s Seafood, Miller Brewing Company and held account executive roles at various advertising agencies. Holtcamp holds an M.B.A. from Washington University and a B.A. from University of Illinois.

Wendy’s International, Inc. Overview

Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies with more than 6,600 restaurants. Wendy’s recently received brand, food and operations accolades from:

•	Zagat Survey®, a leading global provider of consumer survey content, which recently named Wendy’s as having the best hamburgers in the quick-service restaurant industry. In addition, Wendy’s ranked first among quick-service “mega-chains” (i.e., those with at least 5,000 outlets) for food, facilities and popularity.

•	This year’s American Customer Satisfaction Index (ACSI) survey, produced by the University of Michigan’s Stephen M. Ross Business School, ranked Wendy’s in the top spot for customer satisfaction in the “limited service restaurants” category.

•	QSR® Magazine’s 2007 Consumer Survey recently rated Wendy’s as consumers’ favorite quick-service restaurant (QSR) for the second-straight year.

•	Speedy service earned Wendy’s the top spot for fastest drive-thru times again, according to QSR® Magazine’s 2007 Drive-Thru Study.

More information about the Company is available at www.wendys-invest.com.

INVESTOR CONTACTS:
John Barker (614) 764-3044 or john_barker@wendys.com
Marsha Gordon (614) 764-3019 or marsha_gordon@wendys.com
Kim Messner (614) 764-6796 or kim_messner@wendys.com

MEDIA CONTACTS:
Denny Lynch: (614) 764-3553
Bob Bertini: (614) 764-3327

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.